CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
[STAMP]                            [ILLEGIBLE]                       Filed by:

                                   NRS 78.380

[STAMP]


BEN A. JOHNSON JR.  certifies that:

1. He constitutes the sole director of FITONICS CORPORATION, a Nevada corporation

2. The original Articles were filed in the Office of the Secretary of State on February 21, 1995.

3. As of the date of this certificate, no stock of the corporation has been issued.

4.   Here  hereby   adopts  the   following   amendment   to  the   Articles  of
     Incorporation:

     Article One (1) is amended to read as follows:

     "NAME OF CORPORATION:  VITATONICS CORP."

                                             /S/ BEN A. JOHNSON
                                             -----------------------------------
                                                       Signature

STATE OF Oregon    )
                   :ss
COUNTY OF Multnomah)

     On March 9, 19995, personally appeared before me, a notary public, BEN A. JOHNSON, JR., personally known (or proved) to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation, who acknowledged to me that he executed the foregoing document.

[SEAL]                                       /s/ JAMES D. DUYCK
                                             -----------------------------------
                                             NOTARY PUBLIC


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